UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 28, 2021

FREIGHTCAR AMERICA, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-51237	25-1837219
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

125 South Wacker Drive, Suite 1500
Chicago, Illinois		60606
(Address of principal executive offices)		(Zip Code)

(800) 458-2235

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.01 per share	RAIL	Nasdaq Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Section 1 — Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On December 28, 2021 (the “Execution Date”), FreightCar America Leasing 1, LLC, a Delaware limited liability company (the “Borrower”), FreightCar America Leasing, LLC, a Delaware limited liability company (the “Guarantor” and together with the Borrower, the “Obligors”), FreightCar America, Inc., a Delaware corporation (“FCA”), FreightCar America Railcar Management, LLC, a Delaware limited liability company (“FCA Management”), and Manufacturers and Traders Trust Company (a/k/a M&T Bank), a New York banking corporation (the “Lender”), entered into a Forbearance and Settlement Agreement (the “Forbearance Agreement”) with respect to the Credit Agreement entered into by Borrower and the Lender on April 16, 2019 (the “M&T Credit Agreement”), as guaranteed by the Guarantor, and its related Credit Documents (as defined in the M&T Credit Agreement), as well as certain intercompany services agreements related thereto.

Additional details of the M&T Credit Agreement and certain defaults related thereto were previously disclosed by FCA in certain of its reports filed with the Securities and Exchange Commission, including the Borrower’s inability to repay amounts outstanding under the M&T Credit Agreement upon its maturity date of April 16, 2021.

Pursuant to the Forbearance Agreement, the Obligors will continue to perform and comply with all of their performance obligations (as opposed to payment obligations) under certain provisions of the M&T Credit Agreement (primarily related to information obligations and the preservation of the collateral pledged by the Borrower to the Lender pursuant to that certain Security Agreement, dated as of April 16, 2019 (the “Security Agreement”), between the Borrower and the Lender (the “Collateral”)) and all the provisions of the Security Agreement. During the period from Execution Date until the termination of the Forbearance Agreement, the Lender may not take any action against the Obligors or exercise or enforce any rights or remedies provided for in the Credit Documents or otherwise available to it. The M&T Credit Agreement is not being amended.

On December 1, 2023, or sooner if requested by the Lender (the “Turnover Date”), the Borrower shall execute and deliver to the Lender documents required to deliver and assign to the Lender all the leased railcars and related leases serving as Collateral for the M&T Credit Agreement.

Upon the Turnover Date and the Obligors’ performance of their respective obligations under the Forbearance Agreement, including the delivery of certain Collateral to the Lender upon the Turnover Date, all Obligations (as defined in the M&T Credit Agreement) shall be deemed satisfied in full, the Lender shall no longer have any further claims against the Obligors under the M&T Credit Documents and the Credit Documents shall automatically terminate and be of no further force or effect except for the provisions thereof that expressly survive termination.

The Forbearance Agreement contains customary releases at execution for all FCA affiliates (other than the Obligors) and agreements to deliver final releases with respect to the Obligors upon their performance under the Forbearance Agreement. FCA also agreed to turn over to the Lender on the Effective Date certain rents in the amount of $715,000 that it had previously collected as servicing agent for the Borrower, and to continue to provide such services through the Turnover Date without a service fee, and after the Turnover Date through the return of the railcars serving as Collateral, for a service fee.

The foregoing description of the Forbearance Agreement does not purport to be complete and is qualified in its entirety by reference to the Forbearance Agreement to be filed as an exhibit to the Company’s annual report on Form 10-K for the fiscal year ended December 31, 2021.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FreightCar America, Inc.
Date: January 4, 2022	By:	/s/ Terence R. Rogers
		Name:	Terence R. Rogers
		Title:	Vice President, Finance, Chief Financial Officer, Treasurer and Corporate Secretary